UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 9, 2017

TIAA FSB Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35533	52-2024090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Riverside Ave., Jacksonville, FL		32202
(Address of principal executive offices)		(Zip Code)

904-281-6000

(Registrant’s telephone number, including area code)

EverBank Financial Corp

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by that certain Agreement and Plan of Merger, dated August 7, 2016 (the “Merger Agreement”), by and among TIAA FSB Holdings, Inc. (formerly known as EverBank Financial Corp), a Delaware corporation (the “Company”), Teachers Insurance and Annuity Association of America, a New York stock life insurance company (“TIAA”), TCT Holdings, Inc., a Delaware corporation and wholly owned subsidiary of TIAA (“TCT Holdings”), and Dolphin Sub Corporation, a Delaware corporation and wholly owned subsidiary of TCT Holdings (“Merger Sub”). Pursuant to the Merger Agreement, the merger of Merger Sub with and into the Company, with the Company as the surviving entity and a wholly owned subsidiary of TIAA (the “Merger”), became effective on June 9, 2017. Immediately following the Merger, TCT Holdings merged with and into the Company, with the Company as the surviving entity (the “Holdco Merger”). Shortly after the Holdco Merger, TIAA-CREF Trust Company, FSB, a federal savings association and wholly owned bank subsidiary of TIAA (“TIAA-CREF Trust Company”), merged with and into EverBank, a federal savings association and wholly owned subsidiary of the Company (“EverBank”), with EverBank as the surviving bank and renamed “TIAA, FSB” (the “Bank Merger”).

Item 1.01	Entry into a Material Definitive Agreement.

On June 9, 2017, the Company entered into an Agreement and Plan of Merger (the “Holdco Merger Agreement”) with TCT Holdings, which provides that, upon the terms and subject to the conditions set forth therein, the Holdco Merger will occur. The Holdco Merger Agreement was unanimously approved by the Board of Directors and the sole stockholder of each of the Company and TCT Holdings. The foregoing description of the Holdco Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Holdco Merger Agreement, which is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 9, 2017, pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company as the surviving entity in the Merger. Immediately following the Merger, TCT Holdings merged with and into the Company, with the Company as the surviving entity in the Holdco Merger. Shortly after the Holdco Merger, TIAA-CREF Trust Company merged with and into EverBank, with EverBank as the surviving entity in the Bank Merger.

Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (1) holders of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), became entitled to receive $19.50 in cash without interest (the “Merger Consideration”) for each share of Company Common Stock (other than certain excepted shares as described in the Merger Agreement); and (2) holders of the Company’s Series A 6.75% Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share (the “Company Preferred Stock”), became entitled to receive the liquidation preference of $25,000 plus accrued and unpaid dividends on a share of Company Preferred Stock since the last dividend payment date for the Company Preferred Stock to but excluding the date on which the Effective Time occurs less any dividends declared but unpaid, if any, through the Effective Time, in cash without interest (the “Preferred Stock Consideration”) for each share of Company Preferred Stock (other than certain excepted shares as described in the Merger Agreement).

In addition, under the terms and subject to the conditions of the Merger Agreement, at the Effective Time: (1) each outstanding option to purchase shares of Company Common Stock granted by the Company became fully vested and was converted automatically into the right to receive an amount in cash without interest equal to the product of (x) the number of shares of Company Common Stock subject to such option, multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price per share of such option; (2) each outstanding restricted stock unit subject only to service-based vesting conditions granted by the Company became fully vested and was converted automatically into the right to receive an amount in cash without interest equal to the product of (x) the number of shares of Company Common Stock subject to such unit, multiplied by (y) the Merger Consideration; and (3) each outstanding restricted stock unit subject to performance-based vesting conditions granted by the Company became fully vested and was converted automatically into the right to receive an amount in cash without interest equal to the product of (x) the number of shares of Company Common Stock subject to such unit based on target performance, multiplied by (y) the Merger Consideration.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 8, 2016 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the listing requirements of the New York Stock Exchange (the “NYSE”). On June 9, 2017, the Company notified the NYSE that the Merger had become effective and requested that the NYSE (i) suspend trading of the Company Common Stock and depositary shares in respect of the Company Preferred Stock (the “Depositary Shares”) on the NYSE after the close of trading on June 9, 2017 and (ii) file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 to delist each of the Company Common Stock and the Depositary Shares from the NYSE and deregister each of the Company Common Stock and Depositary Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On June 9, 2017, the NYSE filed the Form 25s with the SEC.

Additionally, the Company intends to file with the SEC a certification and notice of termination on Form 15 under the Exchange Act requesting the deregistration of the Company Common Stock and the Depositary Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable. The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth in Item 2.01 above and Item 5.03 below is incorporated herein by reference into this Item 3.03.

As a result of the Merger, each holder of a certificate formerly representing any shares of Company Common Stock or of book-entry shares of Company Common Stock no longer has any rights with respect to the shares, except for the right to receive the Merger Consideration as set forth in the Merger Agreement.

As a result of the Merger, each holder of a certificate formerly representing any shares of Company Preferred Stock or of book-entry shares of Company Preferred Stock no longer has any rights with respect to the shares, except for the right to receive the Preferred Stock Consideration as set forth in the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 above is incorporated herein by reference into this Item 5.01.

As a result of the Merger, the Company became a wholly owned subsidiary of TCT Holdings. As a result of the Holdco Merger, TCT Holdings merged with and into the Company, with the Company as the surviving entity and a wholly owned subsidiary of TIAA.

The aggregate consideration paid by TIAA in connection with the Merger in respect of the Company Common Stock was approximately $2.5 billion, without giving effect to related transaction fees and expenses. TIAA funded the Merger with cash on hand including a portion of the net proceeds from an offering of surplus notes in May 2017. No consideration was paid by TIAA in connection with the Holdco Merger.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, the Company’s directors and executive officers ceased serving as directors and executive officers of the Company. Immediately following the Effective Time, Kathie J. Andrade, Otha Spriggs and Virginia M. Wilson were appointed as directors of the Company. In addition, Kathie J. Andrade was appointed as President of the Company, Jorge Gutierrez was appointed as Treasurer of the Company, Cherita Thomas was appointed as Secretary of the Company and Virginia M. Wilson was appointed as Chief Financial Officer and Vice President of the Company. Pursuant to the terms of the Holdco Merger Agreement, the directors and officers of the Company immediately prior to the effective time of the Holdco Merger remained the directors and officers of the Company following the effective time of the Holdco Merger.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, as of the Effective Time, the Certificate of Incorporation and the Bylaws of Merger Sub became the organizational documents of the Company, except that the references to the name of Merger Sub were replaced by “TIAA FSB Holdings, Inc.” The Certificate of Incorporation and the Bylaws of the Company, effective as of the Effective Time, are filed as Exhibit 3.1 and Exhibit 3.2 of this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Upon the completion of the Holdco Merger, the Certificate of Incorporation and the Bylaws of TCT Holdings became the organizational documents of the Company, except that the references to the name of TCT Holdings were replaced by “TIAA FSB Holdings, Inc.” The Certificate of Incorporation and the Bylaws of the Company, effective as of the effective time of the Holdco Merger, are filed as Exhibit 3.3 and Exhibit 3.4 of this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information set forth in Items 1.01 and 5.02 above is incorporated herein by reference into this Item 5.07.

On June 9, 2017, TCT Holdings, as the sole stockholder of the Company, acting by written consent in lieu of a meeting of stockholders, separately (i) appointed the directors set forth in Item 5.02 and (ii) adopted the Holdco Merger Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIAA FSB Holdings, Inc., (formerly known as EverBank Financial Corp)

By:	/s/ James R. Hubbard
	Name:	James R. Hubbard
	Title:	Vice President

Dated: June 12, 2017

Exhibit Index

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated August 7, 2016, by and among Teachers Insurance and Annuity Association of America, TCT Holdings, Inc., Dolphin Sub Corporation and EverBank Financial Corp (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed by the Company on August 8, 2016).

2.2	Agreement and Plan of Merger, dated June 9, 2017, between TIAA FSB Holdings, Inc. and TCT Holdings, Inc.

3.1	Certificate of Incorporation of TIAA FSB Holdings, Inc. as of the Effective Time

3.2	Bylaws of TIAA FSB Holdings, Inc. as of the Effective Time

3.3	Certificate of Incorporation of TIAA FSB Holdings, Inc. as of the effective time of the Holdco Merger

3.4	Bylaws of TIAA FSB Holdings, Inc. as of the effective time of the Holdco Merger